UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2006

Irvine Sensors Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

1. Amendment to Loan and Security Agreement with Square 1 Bank

On March 30, 2006, Irvine Sensors Corporation (the “Company”) entered into an Amendment to Loan and Security Agreement (the “Loan Amendment”) with Square 1 Bank amending the Loan and Security Agreement dated December 30, 2005 between the Company and Square 1 Bank (the “Loan Agreement”).

This Loan Amendment revises certain financial covenants that the Company must comply with by: (i) changing the commencement date of the profitability measurement covenant from March 31, 2006 to August 31, 2006; (ii) changing the commencement date of the debt service coverage ratio measurement covenant to June 30, 2006 and changing the frequency of the rolling three-month measurement from quarterly to monthly; and (iii) reducing the tangible net worth plus subordinated debt requirement from $6 million to $3.85 million commencing with the reporting period ending February 28, 2006, and providing that such number shall increase quarterly by 50% of net profit (but not decreasing for losses) and by 100% of any favorable accounting adjustments to a component of tangible net worth. The Loan Amendment also adds a requirement that the Company deliver to Square 1 Bank by Friday of each week the Company’s weekly cash flow forecast for the following week, and requires the Company to pay an amendment fee of $10,000 plus reasonable expenses to Square 1 Bank. The Loan Amendment also waives the Company’s existing noncompliance with the original tangible net worth covenant for the time period ended January 29, 2006, and lifts a restriction on additional advances under the revolving credit facility (the “Credit Facility”) that was imposed by Square 1 Bank in connection with that noncompliance. All other terms and conditions not amended by the Loan Amendment remain as stated in the Loan Agreement.

2. Amendment to Securities Purchase Agreement with Pequot

On March 31, 2006, the Company entered into an Amendment to Securities Purchase Agreement (the “Purchase Amendment”) with Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (collectively, “Pequot”), amending the Securities Purchase Agreement dated December 30, 2005 between the Company and Pequot (the “Securities Purchase Agreement”).

This Purchase Amendment eliminates the provision requiring the Company to pay Pequot liquidated damages in the event of the Company’s failure to perform certain obligations relating to the registration for resale of shares of common stock issued or issuable to Pequot pursuant to the Securities Purchase Agreement, as amended. All other terms and conditions not amended by the Purchase Amendment remain as stated in the Securities Purchase Agreement.

Item 2.03.	Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Loan Amendment and Loan Agreement disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment to Loan and Security Agreement dated March 30, 2006 by and between the Company and Square 1 Bank.

10.2	Amendment to Securities Purchase Agreement dated March 31, 2006 by and between the Company and Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: April 4, 2006	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr. Senior Vice President and Chief Financial Officer